EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended March 31, 2020 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Forward-looking Statements:
This supplemental package of American Finance Trust, Inc. (the "Company") includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets, as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed February 27, 2020 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Accounting Treatment of Rent Deferrals
The Company currently anticipates that the majority of the concessions granted to its tenants as a result of the COVID-19 pandemic will be rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, we do not expect rental revenue used to calculate Net Income and Nareit FFO to be significantly impacted by deferrals. In addition, since we currently believe that these amounts are collectible, we would not plan to adjust from AFFO the amounts recognized under GAAP relating to rent deferrals.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Key Metrics
As of and for the three months ended March 31, 2020

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$74,564
Net loss attributable to common stockholders	$(9,153)
Basic and diluted net loss per share attributable to common stockholders	$(0.08)
Cash NOI [1]	$59,025
Adjusted EBITDA [1]	$50,049
AFFO attributable to common stockholders [1]	$25,237
Dividends declared on common stock [2]	$29,831

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [3]	$4,200,399
Net debt [4] [5]	$1,628,824
Total consolidated debt [5]	$1,804,569
Total assets	$3,646,128
Liquidity [6]	$215,012

Common shares outstanding as of March 31, 2020	108,475

Net debt to gross asset value	38.8%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	8.1	x

Weighted-average interest rate cost [7]	4.2%
Weighted-average debt maturity (years) [8]	3.5
Interest Coverage Ratio [9]	2.8	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.4	$1.5	$3.9
Number of properties	815	33	848
Square footage (in millions)	11.7	7.2	18.9
Annualized straight-line rent (in millions) [10]	$185.8	$87.9	$273.7
Annualized straight-line rent per leased square foot	$16.0	$14.0	$15.3
Occupancy [11]	99.3%	87.3%	94.7%
Weighted-average remaining lease term (years) [12]	10.9	4.8	8.9
% investment grade [13]	65.8%	—%	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	30.3%	N/A
% of leases with rent escalators [15]	83.3%	68.4%	80.9%
Average annual rent escalator [15]	1.3%	1.2%	1.3%
——
[1] This Non-GAAP metric is reconciled below.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of March 31, 2020.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes the amount available for future borrowings under the Company's credit facility of $39.3 million and cash and cash equivalents. In accordance with the Company's credit facility, the Company is permitted to pay distributions in an aggregate amount not exceeding 105% of MFFO (as defined in the Company's credit facility) for any applicable period (commencing with the period of two consecutive fiscal quarters ended on September 30, 2019) if, as of the last day of the period, the Company is able to satisfy a maximum leverage ratio after giving effect to the payments and also has a combination of cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $60.0 million. The Company satisfied these requirements and relied on this exception for all applicable periods (including the period ended March 31, 2020). The Company also expects it will rely on this exception in future periods.
[7] Weighted based on the outstanding principal balance of the debt as of March 31, 2020.
[8] Weighted based on the outstanding principal balance of the debt as of March 31, 2020 and does not reflect any changes to maturity dates subsequent to
March 31, 2020. The Company has the right to extend the maturity date to April 2023.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended March 31, 2020.
Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of March 31, 2020.
[11] Only includes leases which have commenced and were taken possession by the tenant as of March 31, 2020.
[12] The weighted-average remaining lease term (years) is based on annualized straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of March 31, 2020. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 44.3% actual investment grade rated and 21.5% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 19.7% actual investment grade rated and 10.6% implied investment grade rated.
[15] Based on annualized straight-line rent as of March 31, 2020. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$705,761	$685,889
Buildings, fixtures and improvements	2,739,793	2,681,485
Acquired intangible lease assets	448,642	448,175
Total real estate investments, at cost	3,894,196	3,815,549
Less: accumulated depreciation and amortization	(554,271)	(529,052)
Total real estate investments, net	3,339,925	3,286,497
Cash and cash equivalents	175,745	81,898
Restricted cash	18,192	17,942
Deposits for real estate investments	1,140	85
Deferred costs, net	16,934	17,467
Straight-line rent receivable	49,272	46,976
Operating lease right-of-use assets	18,841	18,959
Prepaid expenses and other assets (including $659 and $503 due from related parties as of March 31, 2020 and December 31, 2019, respectively)	20,142	19,188
Assets held for sale	5,937	1,176
Total assets	$3,646,128	$3,490,188

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,309,513	$1,310,943
Credit facility	483,147	333,147
Below market lease liabilities, net	82,624	84,041
Accounts payable and accrued expenses (including $473 and $1,153 due to related parties as of March 31, 2020 and December 31, 2019, respectively)	53,333	26,817
Operating lease liabilities	19,305	19,318
Deferred rent and other liabilities	8,685	10,392
Dividends payable	3,619	3,300
Total liabilities	1,960,226	1,787,958

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 8,796,000 shares authorized, 7,719,689 and 6,917,230 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	77	69
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 108,475,266 and 108,475,266 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1,085	1,085
Additional paid-in capital	2,634,953	2,615,089
Distributions in excess of accumulated earnings	(972,019)	(932,912)
Total stockholders' equity	1,664,096	1,683,331
Non-controlling interests	21,806	18,899
Total equity	1,685,902	1,702,230
Total liabilities and equity	$3,646,128	$3,490,188

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$74,564	$76,231	$72,863	$79,109

Operating expenses:
Asset management fees to related party	6,905	6,777	6,545	6,335
Property operating expense	12,282	14,344	12,398	13,137
Impairment of real estate investments	—	—	—	4
Acquisition, transaction and other costs [1]	452	3,022	489	1,892
Equity-based compensation [2]	3,211	3,211	3,217	3,268
General and administrative	5,328	4,300	3,573	6,441
Depreciation and amortization	34,335	31,802	29,901	30,924
Goodwill impairment	—	—	—	1,605
Total operating expenses	62,513	63,456	56,123	63,606
Operating income before gain on sale of real estate investments	12,051	12,775	16,740	15,503
Gain on sale of real estate investments	1,440	4,519	1,933	14,365
Operating income	13,491	17,294	18,673	29,868
Other (expense) income:
Interest expense	(19,106)	(18,990)	(18,569)	(21,995)
Other income	72	367	48	667
Total other expense, net	(19,034)	(18,623)	(18,521)	(21,328)
Net (loss) income	(5,543)	(1,329)	152	8,540
Net loss (income) attributable to non-controlling interests	9	(1)	(4)	(14)
Preferred stock dividends	(3,619)	(3,497)	(3,079)	(642)
Net (loss) income attributable to common stockholders	$(9,153)	$(4,827)	$(2,931)	$7,884

Basic and Diluted Net (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.08)	$(0.04)	$(0.03)	$0.07
Weighted-average shares outstanding — Basic	108,364,082	107,286,620	106,139,668	106,075,741
Weighted-average shares outstanding — Diluted	108,364,082	107,286,620	106,139,668	106,394,277
——
[1] For the three months ended March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, includes litigation costs related to the Merger of $0.3 million, $0.7 million, $0.2 million, and $0.2 million, respectively.
[2] For the three months ended March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.2 million, $0.2 million, $0.3 million, and $0.3 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net (loss) income	$(5,543)	$(1,329)	$152	$8,540
Depreciation and amortization	34,335	31,802	29,901	30,924
Interest expense	19,106	18,990	18,569	21,995
EBITDA [1]	47,898	49,463	48,622	61,459
Impairment of real estate investments	—	—	—	4
Acquisition, transaction and other costs [2]	452	3,022	489	1,892
Equity-based compensation [3]	3,211	3,211	3,217	3,268
Gain on sale of real estate investments	(1,440)	(4,519)	(1,933)	(14,365)
Other income	(72)	(367)	(48)	(667)
Goodwill impairment	—	—	—	1,605
Adjusted EBITDA [1]	50,049	50,810	50,347	53,196
Asset management fees to related party	6,905	6,777	6,545	6,335
General and administrative	5,328	4,300	3,573	6,441
NOI [1]	62,282	61,887	60,465	65,972
Amortization of market lease and other intangibles, net	(992)	(1,307)	(2,503)	(1,723)
Straight-line rent	(2,265)	(2,847)	(2,716)	(1,566)
Cash NOI [1]	$59,025	$57,733	$55,246	$62,683

Cash Paid for Interest:
Interest expense	$19,106	$18,990	$18,569	$21,995
Amortization of deferred financing costs, net and change in accrued interest	(1,712)	(2,394)	(725)	(3,062)
Amortization of mortgage discounts and premiums on borrowings	560	1,344	839	839
Total cash paid for interest	$17,954	$17,940	$18,683	$19,772
——
[1] For the three months ended June 30, 2019 includes income from a lease termination fee of $7.6 million, which is recorded in revenue from tenants in the consolidated statements of operations.
[2] For the three months ended March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, includes litigation costs related to the Merger of $0.3 million, $0.7 million, $0.2 million, and $0.2 million, respectively.
[3] For the three months ended March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.2 million, $0.2 million, $0.3 million, and $0.3 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(9,153)	$(4,827)	$(2,931)	$7,884
Impairment of real estate investments	—	—	—	4
Depreciation and amortization	34,335	31,802	29,901	30,924
Gain on sale of real estate investments	(1,440)	(4,519)	(1,933)	(14,365)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(52)	(44)	(45)	(27)
FFO attributable to common stockholders [1]	23,690	22,412	24,992	24,420
Acquisition, transaction and other costs [2]	452	3,022	489	1,892
Litigation cost reimbursements related to the Merger [3]	(9)	(316)	—	(115)
Amortization of market lease and other intangibles, net	(992)	(1,307)	(2,503)	(1,723)
Straight-line rent	(2,265)	(2,847)	(2,716)	(1,566)
Amortization of mortgage premiums on borrowings	(560)	(1,344)	(839)	(839)
Equity-based compensation [4]	3,211	3,211	3,217	3,268
Amortization of deferred financing costs, net and change in accrued interest	1,712	2,394	725	3,062
Goodwill impairment [5]	—	—	—	1,605
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(2)	(5)	3	(7)
AFFO attributable to common stockholders [1]	$25,237	$25,220	$23,368	$29,997

Weighted-average common shares outstanding	108,364	107,287	106,140	106,394
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.08)	$(0.04)	$(0.03)	$0.07
FFO per common share	$0.22	$0.21	$0.24	$0.23
AFFO per common share	$0.23	$0.24	$0.22	$0.28
Dividends declared	$29,831	$29,468	$29,212	$29,213
——
[1] FFO and AFFO for the three months ended June 30, 2019 includes income from a lease termination fee of $7.6 million, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO, consistent with what the Company believes to be general industry practice.
[2] Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
[3] Included in "Other Income" in the Company's consolidated statement of operations.
[4] Includes amortization expense of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreement for all periods presented.
[5] This is a non-cash item and is added back as it is not considered indicative of operating performance.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Debt Overview
As of March 31, 2020
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2020 (remainder)	245	0.6	4.5%	$537,656
2021	106	1.1	5.3%	205,605
2022	—	—	—%	2,311
2023	—	—	—%	2,643
2024	1	3.9	5.0%	22,287
Thereafter	263	7.6	4.2%	550,920
Total Non-Recourse Debt	615	3.7	4.5%	1,321,422	73%

Recourse Debt [1]
Credit Facility [2]		3.1	3.4%	483,147
Total Recourse Debt		3.1	3.4%	483,147	27%

Total Debt		3.5	4.2%	$1,804,569	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility is April 2022. The Company has the right to extend the maturity date to April 2023.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of March 31, 2020, the Company’s total combined debt was 73.2% fixed rate and 26.8% floating rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums and discounts, net.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Future Minimum Base Lease Rents Due to the Company
As of March 31, 2020
Amounts in thousands

Future Minimum Base Rent Payments [1]
2020 (remainder)	$194,429
2021	252,022
2022	241,267
2023	228,847
2024	210,238
2025	192,550
Thereafter	1,174,917
Total	$2,494,270
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Top Ten Tenants (by annualized straight-line rent)
As of March 31, 2020
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
Truist Bank	Retail	Retail Banking	$18,226	7%	9.3	Yes
Sanofi US	Office	Pharmaceuticals	17,143	6%	12.8	Yes
Mountain Express	Retail	Gas/Convenience	13,237	5%	18.4	No
AmeriCold	Distribution	Refrigerated Warehousing	12,720	5%	7.5	Yes
Fresenius	Retail	Healthcare	11,376	4%	8.5	Yes
Tenants 6 - 10	Various	Various	36,433	13%	10.7	4 of 5 - Yes
Subtotal			109,135	40%	11.1

Remaining portfolio			164,585	60%

Total Portfolio			$273,720	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2020.
[2] Based on straight-line rent as of March 31, 2020.
[3] The top ten tenants are 60.5% actual investment grade rated and 19.7% implied investment grade rated (see page 6 for definition of Investment Grade).

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Diversification by Property Type
As of March 31, 2020
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$218,764	80%	13,096	69%
Distribution	28,857	11%	4,351	23%
Office	26,099	9%	1,442	8%
Total	$273,720	100%	18,889	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented [3]	$107,419	49%	3,630	31%
Traditional retail [4]	23,423	11%	2,240	18%
Multi-Tenant:
Experiential/e-commerce defensive [5]	43,179	20%	2,471	20%
Other traditional retail	44,743	20%	3,796	31%
Total	$218,764	100%	12,137	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2020.
[2] Represents total rentable square feet of retail properties occupied as of March 31, 2020.
[3] Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, healthcare, and auto services sectors.
[4] Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement.
[5] Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Diversification by Geography
As of March 31, 2020
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$15,267	5.6%	1,376	7.3%
Alaska	409	0.1%	10	0.1%
Arizona	352	0.1%	22	0.1%
Arkansas	2,387	0.9%	88	0.4%
California	228	0.1%	10	0.1%
Colorado	776	0.3%	52	0.3%
Connecticut	1,640	0.6%	84	0.4%
Delaware	176	0.1%	5	0.1%
District of Columbia	236	0.1%	4	0.1%
Florida	19,744	7.2%	1,208	6.4%
Georgia	28,505	10.4%	1,946	10.3%
Idaho	331	0.1%	14	0.1%
Illinois	9,906	3.6%	707	3.7%
Indiana	2,015	0.7%	90	0.5%
Iowa	2,752	1.0%	167	0.9%
Kansas	3,098	1.1%	264	1.4%
Kentucky	10,762	3.9%	663	3.4%
Louisiana	5,481	2.0%	319	1.7%
Maine	202	0.1%	12	0.1%
Maryland	1,239	0.5%	36	0.2%
Massachusetts	6,069	2.2%	591	3.1%
Michigan	6,223	2.3%	373	2.0%
Minnesota	11,222	4.1%	761	4.0%
Mississippi	4,233	1.5%	212	1.1%
Missouri	5,830	2.1%	486	2.6%
Montana	1,243	0.5%	45	0.2%
Nebraska	514	0.2%	12	0.1%
Nevada	6,469	2.4%	408	2.2%
New Hampshire	127	0.1%	7	0.1%
New Jersey	18,655	6.8%	818	4.3%
New Mexico	629	0.2%	47	0.2%
New York	2,351	0.9%	171	0.9%
North Carolina	18,466	6.7%	1,521	8.1%
North Dakota	1,222	0.4%	170	0.9%
Ohio	17,645	6.4%	1,017	5.4%
Oklahoma	8,921	3.3%	849	4.4%
Pennsylvania	9,230	3.4%	540	2.9%
Rhode Island	2,419	0.9%	149	0.8%
South Carolina	14,477	5.3%	1,474	7.8%
South Dakota	339	0.1%	47	0.2%
Tennessee	4,458	1.6%	316	1.7%
Texas	13,142	4.8%	830	4.4%
Utah	541	0.2%	24	0.1%
Virginia	3,459	1.3%	212	1.1%
West Virginia	1,876	0.7%	100	0.5%
Wisconsin	7,137	2.6%	566	3.0%
Wyoming	1,317	0.5%	66	0.3%
Total	$273,720	100%	18,889	100%
[1] Calculated using the most recent available lease terms as of March 31, 2020.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2020 (Unaudited)

Lease Expirations
As of March 31, 2020
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2020 (Remaining)	85	$5,457	2.0%	325	1.8%
2021	84	16,754	6.1%	1,449	8.1%
2022	92	11,788	4.3%	1,098	6.1%
2023	111	16,784	6.1%	1,182	6.6%
2024	105	20,330	7.4%	1,477	8.3%
2025	100	22,657	8.3%	1,719	9.6%
2026	42	15,466	5.7%	1,009	5.6%
2027	92	32,571	11.9%	3,537	19.8%
2028	72	9,570	3.5%	741	4.1%
2029	134	23,749	8.7%	1,308	7.3%
2030	43	10,999	4.0%	894	5.0%
2031	41	10,248	3.7%	411	2.3%
2032	23	21,247	7.8%	940	5.3%
2033	64	8,391	3.1%	288	1.6%
2034	15	2,125	0.8%	128	0.7%
2035	2	1,037	0.4%	74	0.4%
Thereafter (>2035)	278	44,547	16.2%	1,312	7.4%
Total	1,383	$273,720	100%	17,892	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2020.